UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2008

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On July 22, 2008, the Registrant announced the commencement of a stock repurchase program.  Under the repurchase program, the Registrant may purchase 45,000 shares, or five percent (5%) of the shares held by its public shareholders.  The Registrant is the majority owned subsidiary of Pathfinder Bancorp, MHC.  For further information, see the Registrant’s press release attached as Exhibit 99 to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBIT 99                                                 PRESS RELEASE DATED JULY 22, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 22, 2008	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT:          Thomas W. Schneider – President, CEO
James A. Dowd – Senior Vice President, CFO
Telephone:  (315) 343-0057

Pathfinder Bancorp, Inc. Announces Stock Repurchase Program

Oswego, New York, July 22, 2008 ………… Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) announced today that it is commencing a stock repurchase program to acquire up to 45,000 shares of the Company’s common stock, which represents approximately 5% of the publicly traded common stock outstanding.

Thomas W. Schneider, President and Chief Executive Officer of the Company, stated that the Board of Directors has authorized the repurchase program, which will expire in six months.  Mr. Schneider stated that the Board of Directors considers the common stock to be an attractive investment, particularly in view of the current price at which the common stock is trading relative to the Company’s earnings per share and book value per share, market and economic factors generally, as well as other factors.

According to Mr. Schneider, the repurchases are authorized to be made by the Company from time to time during the next six months as, in the opinion of management, market conditions warrant.  Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York.  The Bank has seven full service offices located in its market area consisting of Oswego County.  Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods.  Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.